EXHIBIT 11.1

Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                      Three months ended
                                 ------------------------------
                                 November 1, 1997  November 2, 1996
                                 ------------------------------
Net income (loss)                      $5,427         ($1,189)
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        15,783,191       16,044,165
Weighted average number of
  common share equivalents--
  stock options                       664,216               -
                                  -----------        ---------
Total common and
  common equivalent shares         16,447,407       16,044,165
                                  -----------      -----------
Primary net income (loss) per share     $0.33          ($0.07)
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        15,783,191       16,044,165
Weighted average number of
  common share equivalents--
  stock options                       794,264               -
                                   ----------        ---------
Total common and common
  equivalent shares                16,577,455       16,044,165
                                  -----------      -----------
Fully diluted net
  income (loss) per share               $0.33          ($0.07)
                                  ===========      ===========

Primary net income (loss) per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income (loss) per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.


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Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                       Nine months ended
                                 ------------------------------
                                 November 1, 1997   November 2, 1996
                                 ------------------------------
Net income                             $9,663          $11,277
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        15,857,168       16,197,693
Weighted average number of
  common share equivalents--
  stock options                       611,055          522,404
                                  -----------        ---------
Total common and
  common equivalent shares         16,468,223       16,720,097
                                  -----------      -----------
Primary net income per share            $0.59            $0.67
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        15,857,168       16,197,693
Weighted average number of
  common share equivalents--
  stock options                       677,302          542,349
                                   ----------        ---------
Total common and common
  equivalent shares                16,534,470       16,740,042
                                  -----------      -----------
Fully diluted net
  income per share                      $0.58            $0.67
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.